EXHIBIT NO. 10.6

MEMORANDUM

To: Marc T. Giles

From: Edward E. Hood, Jr., Chairman

Management Development and Compensation Committee

Re: Appointments

Gerber Scientific, Inc. (the "Company")

Date: December 7, 2001

On November 29, 2001, the Board of Directors of Gerber Scientific, Inc. (the "Board") appointed you President and Chief Executive Officer of the Company and a Director of the Company. Effective November 30, 2001, the Management Development and Compensation Committee of the Board (the "Committee") has set your base salary at $345,000 per year, payable in accordance with the regular payroll practices of the Company for executives, less applicable deductions. The Committee has also set your bonus target under the Company's 2000-2004 Executive Annual Incentive Bonus Plan (the "Executive Bonus Plan") at 75%. Further, the Committee, effective December 7, 2001, has awarded you options to purchase 50,000 shares of the Common Stock of the Company, pursuant to the Company's 1992 Employee Stock Plan.

For the fiscal year ending April 30, 2002, your bonus will be calculated as follows: for the period May 1, 2001 through November 30, 2001, your bonus will be based on the Gerber Technology, Inc. results and the target will be 50% of the pro rata portion of your base salary as of April 30, 2001; for the period December 1, 2001 through April 30, 2002, your bonus will be based on the results at Gerber Scientific, Inc., and the target will be 75% of the pro rata portion of your base salary as of April 30, 2002.

You will retain the title of President and CEO of Gerber Technology, Inc. until such time as a successor is appointed.

If this memorandum sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this memorandum, which will then constitute our agreement on this subject.

Edward E. Hood, Jr., Chairman

Management Development and

Compensation Committee

of the Board of Directors

Agreed this 13th day of December, 2001.

____________________________

Marc T. Giles